Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights of the Buying Funds” in the Combined Proxy Statement/Prospectus and “Independent Registered Public Accounting Firms” in the Statement of Additional Information and to the incorporation by reference of our reports dated:

•	November 19, 2010 with respect to the financial statements and financial highlights of Seligman Minnesota Municipal Fund included in the Annual Report for the year ended September 30, 2010;

•	January 20, 2010 with respect to the financial statements and financial highlights of RiverSource Intermediate Tax-Exempt Fund included in the Annual Report for the year ended November 30, 2009; and

•	October 20, 2010 with respect to the financial statements and financial highlights of Columbia Minnesota Tax-Exempt Fund included in the Annual Report for the year ended August 31, 2010 incorporated by reference into the Registration Statement (Form N-14) as filed with the Securities and Exchange Commission.

Minneapolis, Minnesota

December 27, 2010